                                        Registration No.


                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            PSYCHEMEDICS CORPORATION
                       (Exact name of issuer as specified
                                 in its charter)

            DELAWARE                                    58-1701987
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

            1280 Massachusetts Avenue, Cambridge, Massachusetts 02138
                    (Address of principal executive offices)

                            PSYCHEMEDICS CORPORATION
                         1989 EMPLOYEE STOCK OPTION PLAN
                      1989 NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plans)

                             Raymond C. Kubacki, Jr.
                            PSYCHEMEDICS CORPORATION.
                            1280 Massachusetts Avenue
                         Cambridge, Massachusetts 02138
                                 (617) 868-7455

                                   Copies to:
                          Patrick J. Kinney, Jr., Esq.
                       Lynch, Brewer, Hoffman & Sands, LLP
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-0800

            (Name, address and telephone number of agent for service)

         Approximate date of Commencement of Sale pursuant to the plans: Upon issuance and exercise of options.

                              CALCULATION OF REGISTRATION FEE
===========================================================================================
    Title of                               Proposed           Proposed
  securities             Amount             maximum            maximum            Amount of
   of to be              to be           offering price    aggregate offer-       registra-
  registered          registered(1)       per share(2)        ing price           tion fee
  ----------          -------------      --------------    ----------------       ---------

Common Stock,
  $.005 par
    value               1,133,000            $7.00            $7,931,000          $2,734.83


(1) The registration statement also includes an indeterminable number of additional shares that may become issuable as a result of terminated, expired or surrendered options or pursuant to the antidilution provisions of the Plan.

(2) Computed on the basis of the closing sales price of securities of the same class, as reported on the American Stock Exchange on September 18, 1996.

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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Certain important information is set forth in certain reports or statements filed by Psychemedics Corporation (the "Company") with the Securities and Exchange Commission. The reports or documents listed below are incorporated herein by reference:

         (a) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 (which incorporates by reference certain portions of the Company's Proxy Statement for the Company's 1996 Annual Meeting of Stockholders held on May 7, 1996);

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

         (c) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

         (d) all reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for periods since June 30, 1996;

         (e) the information set forth under "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A dated April 14, 1995 (File No. 1-13738); and

         (f) the Company's Registration Statements on Form S-8 (Registration Numbers 33-41787, 33-50712, and 33-66942).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing such reports and documents.

Item 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

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



Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Lynch, Brewer, Hoffman & Sands, LLP, 101 Federal Street, Boston, Massachusetts 02110, has rendered its opinion to the Company that the shares included in this offering will, when sold in accordance with the terms of the Plan, be legally issued, fully paid and non-assessable. Edward S. Brewer, Jr., a partner of Lynch, Brewer, Hoffman & Sands, LLP, is Secretary of the Company.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's charter provides that the Company will indemnify all persons whom it shall have power to indemnify to the full extent permitted by state law. Under Delaware law, a director, officer, employee or agent who has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred. In other circumstances, a director, officer, employee or agent of the Company may be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred if he/she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company, except that in an action or suit by or in the right of the Company, such person shall not be indemnified if he/she has been adjudged to be liable to the Company unless otherwise determined by the Court of Chancery. The Company's charter further provides that directors are not liable for monetary damages for certain violations of their duty of care. A determination that indemnification of a director, officer, employee or agent is proper shall be made by a disinterested majority of directors, by independent legal counsel or by the stockholders of the Company.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable

Item 8.  EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.           UNDERTAKINGS.

         A.       The Company hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

         B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cambridge, Massachusetts, on this 20th day of September, 1996.

                                         PSYCHEMEDICS CORPORATION


                                         By /s/ Raymond C. Kubacki, Jr.
                                            --------------------------------
                                            Raymond C. Kubacki, Jr., President
                                            and Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his capacity as a director or officer or both, as the case may be, does hereby appoint Raymond C. Kubacki, Jr. and Edward S. Brewer, Jr. and Patrick J. Kinney, Jr., and each of them singly, his lawful attorney to execute in his name, place and stead, any and all amendments and supplements to this Registration Statement and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission or any applicable state securities administrator. Said attorney shall have the full powers and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and to all intents and purposes, as each of the undersigned might do in person, hereby ratifying and approving the acts of such attorney.

         Executed under seal as of the date(s) set forth below.

Signature                                Title                           Date
- ---------                                -----                           ----

/s/ Raymond C. Kubacki, Jr.              President, Chief                September 20, 1996
- -----------------------------            Executive Officer,
Raymond C. Kubacki, Jr.                  Director (principal
                                         executive officer)


/s/ Bruce M. Stillwell                   Vice President and              September 20, 1996
- -----------------------------            Treasurer (principal
Bruce M. Stillwell                       financial officer)


/s/ Werner A. Baumgartner                Director                        September 20, 1996
- -----------------------------
Werner A. Baumgartner

/s/ A. Clinton Allen                     Director                        September 20, 1996
- -----------------------------
A. Clinton Allen

/s/ Donald F. Flynn                      Director                        September 20, 1996
- -----------------------------
Donald F. Flynn

/s/ John J. Melk                         Director                        September 20, 1996
- -----------------------------
John J. Melk

/s/ Fred J. Weinert                      Director                        September 20, 1996
- -----------------------------
Fred J. Weinert

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



                                  EXHIBIT INDEX

Exhibit                                                            Sequentially
Number            Description                                      Numbered Page
- ------            -----------                                      -------------

4.1         Certificate of Incorporation of the                         N/A
            Company, as amended on October 29,
            1986 [incorporated herein by
            reference to the Company's Registration
            Statement on Form S-18 (File No. 33-
            10186 LA)]

4.2         Certificate of Amendment to Certificate of                  N/A
            Incorporation of the Company [incorporated herein by reference to the Company's Annual
            Report on Form 10-K for the fiscal year ended
            June 30, 1989  (File No. 0-15999)]

4.3         Certificate of Amendment to Certificate of                  N/A
            Incorporation of the Company [incorporated herein by reference to the Company's
            Registration Statement on Form S-8  (File No. 33-
            41787)]

4.4         By-laws of the Company [incorporated                        N/A
            herein by reference to the Company's
            Registration Statement on Form S-18
            (File No. 33-10186 LA)]

4.5         Specimen Stock Certificate [incorporated                    N/A
            by reference to the Company's
            Registration Statement on Form S-l8
            (File No. 33-10186 LA)].

4.6         1989 Employee Stock Option Plan, as                         N/A
            amended. (incorporated by reference
            to the Company's 1996 Proxy Statement)

4.7         Form of Incentive Stock Option Agreement                    Page 11
            under the 1989 Employee Stock Option Plan

4.8         1989 Non-Qualified Stock Option Plan, as                    N/A
            amended (incorporated by reference
            to the Company's 1996 Proxy Statement)

4.9         Form of Annual Option under the 1989 Non-                   Page 16
            Non-Qualified Stock Option Plan

5           Opinion of Lynch, Brewer, Hoffman &                         Page 21
                     Sands, LLP

23.1        Consent of Lynch, Brewer, Hoffman                           N/A
            & Sands, LLP (included in Exhibit 5)

23.2        Consent of Arthur Andersen LLP                              Page 22

24          Power of Attorney                                           Page 8





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